**STATE OF NEVADA**

***FRANCISCO V. AGUILAR***
*Secretary of State*

***DEPUTY BAKKEDAHL***
*Deputy Secretary for*
*Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

*Commercial Recordings Division*
*401 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7141*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

10/21/2024

| | |
|---|---|
| **Work Order Item Number:** | W2024102101759-4010836 |
| **Filing Number:** | 20244415375 |
| **Filing Type:** | Withdrawal of Designation |
| **Filing Date/Time:** | 10/21/2024 2:05:00 PM |
| **Filing Page(s):** | 2 |

**Indexed Entity Information:**

**Entity ID:** C13283-2001

**Entity Name:** Applied Digital Corporation

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent
CAPITOL CORPORATE SERVICES, INC.
716 N. Carson St. #B, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of FVAguilar Secretary of State State Of Nevada
Business Number C13283-2001
Filing Number 20244415375
Filed On 10/21/2024 2:05:00 PM
Number of Pages 2

# Certificate, Amendment or Withdrawal of Designation

**NRS 78.1955, 78.1955(6)**

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity information:** | Name of entity: Applied Digital Corporation<br>Entity or Nevada Business Identification Number (NVID): C13283-2001 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing: |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☐ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* |
| **7. Withdrawal:** | Designation being Withdrawn: Series B Preferred Stock Date of Designation: 9/9/2009<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *<br>Attached hereto as Exhibit A. |
| **8. Signature:** (Required) | X /s/ Saidal Mohmand<br>Signature of Officer<br>Date: 10/21/2024 |

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

**RESOLUTIONS OF**
**THE BOARD OF DIRECTORS OF**
**APPLIED DIGITAL CORPORATION**

August 28, 2024

**Withdrawal of Certificate of Designation of Series B Preferred Stock**

**WHEREAS**, pursuant to authority vested in the board of directors (the "Board") of Applied Digital Corporation, a Nevada corporation (the "Company"), by the Company's Articles of Incorporation, as amended, the Company established the series of preferred stock designated as the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), with such powers, designations, preferences, limitations, restrictions, and relative rights as are set forth in that certain Certificate of Designation filed with the Nevada Secretary of State on September 9, 2009 (Filing No. 20090672028-56) (the "Certificate of Designation");

**WHEREAS**, no shares of Series B Preferred Stock are currently issued or outstanding; and

**WHEREAS**, the Board deems it to be in the best interests of the Company to file with the Nevada Secretary of State the Certificate of Withdrawal substantially in the form of Exhibit A (the "Certificate of Withdrawal"), pursuant to which the Company will withdraw the Certificate of Designation pursuant to NRS 78.1955(6) and permit the unissued shares of Series B Preferred Stock to be restored to the group of undesignated preferred stock of the Company.

**NOW THEREFORE**, be it:

**RESOLVED**, that (i) the withdrawal of the Certificate of Designation pursuant to NRS 78.1955(6) be, and hereby is, authorized and approved; and (ii) the form, terms, and provisions of the Certificate of Withdrawal be, and hereby are, approved; and be it further

**RESOLVED**, that the President, Treasurer, Secretary, and any other officer of the Company (each such person, an "Authorized Officer") be, and each of them hereby is, authorized and empowered to execute and file with the Nevada Secretary of State the Certificate of Withdrawal, in the name and on behalf of the Company, with such additions, deletions, or changes therein as the Authorized Officer executing the same shall approve (the execution and delivery thereof by any such Authorized Officer to be conclusive evidence of his or her approval of any such additions, deletions, or changes).